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                       [LETTERHEAD OF JENKENS & GILCHRIST]


                               January 7, 1998

FIRSTPLUS Financial Group, Inc.
1600 Viceroy, 8th Floor
Dallas, Texas 75235

Re: FIRSTPLUS Financial Group, Inc. between the Company and the signatories thereto - Registration Statement on Form S-8

Gentlemen:

     We are counsel to FIRSTPLUS Financial Group, Inc., a Nevada corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 7, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 125,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under certain Nonqualified Stock Option Agreements between the Company and the signatories thereto (the "Agreements").

     You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Agreements, the issuance of the shares of Common Stock pursuant to the Agreements and related matters; (3) the Registration Statement and exhibits thereto, including the Agreements; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Amended and Restated Articles of Incorporation, as amended, the Amended and Restated Bylaws, as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, we are of the opinion that the Company presently has available at least 125,000 shares of authorized but unissued shares and/or treasury shares of Common Stock from which may be issued the 125,000 Shares of Common Stock issued or proposed to be issued pursuant to the exercise of options granted or shares sold under the Agreements. Assuming that

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     (1)  the shares to be granted or sold in the future will be duly granted in accordance with the terms of the Agreements;

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons issued shares of Common Stock under the Agreements; and

     (3) the consideration for the shares of Common Stock issued pursuant to the Agreements is actually received by the Company as provided in the Agreements and exceeds the par value of such shares;

then the 125,000 Shares of Common Stock that may be issued in accordance with the terms of the Agreements will be, when and if issued, duly and validly issued, fully paid and nonassessable.

     We are licensed to practice law only in The State of Texas. The opinions expressed herein are specifically limited to the laws of the State of Texas, the federal laws of the United States of America and Nevada general corporation law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Jenkens & Gilchrist,
                                        A Professional Corporation



                                        By:   /s/ Ronald J. Frappier
                                             -------------------------------
                                             Ronald J. Frappier,
                                             Authorized Signatory


cc: Ronald M Bendalin